UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 1, 2019

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.
On February 6, 2019, Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), issued a press release to report the Company’s financial results for the quarter ended December 31, 2018. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.*

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer - Brian Humphries

On February 6, 2019, the Company announced that the Board of Directors (the “Board”) has appointed Brian Humphries as the Company’s Chief Executive Officer and as a member of the Board, in each case effective April 1, 2019 (the “Effective Date”).

Mr. Humphries, age 45, has served as Chief Executive Officer, Vodafone Business, and as a member of the Executive Committee of Vodafone Group plc since February 2017. In such capacity, Mr. Humphries is responsible for the strategy, solution development, sales, marketing, partnerships, and the commercial and financial success of Vodafone Business. This consists of all business-to-business Fixed and Mobile customers, as well as Vodafone’s Internet of Things business, Cloud & Security and Carrier Services. Prior to Vodafone, Mr. Humphries spent four years at Dell Technologies where he served as President and Chief Operating Officer, Infrastructure Solutions Group, from September 2016 to February 2017, as President, Global Enterprise Solutions, from July 2014 to September 2016, and as Vice President and General Manager, EMEA Enterprise Solutions, from April 2013 to July 2014. Before joining Dell, Mr. Humphries was with Hewlett-Packard (HP) from 2002 to 2013 where his roles included Senior Vice President, Emerging Markets, Senior Vice President, Strategy and Corporate Development, and Chief of Staff to the Chairman and Chief Executive Officer. He also served as Chief Financial Officer of HP Services. The early part of his career was spent with Compaq and Digital Equipment Corporation. Mr. Humphries holds a Bachelor’s of Business Administration from the University of Ulster, Northern Ireland.

Mr. Humphries’s extensive experience as a senior executive in the technology sector contributed to our Board’s conclusion that he should serve as a director of the Company. There is no arrangement or understanding between Mr. Humphries and any other person pursuant to which Mr. Humphries was elected as Chief Executive Officer or as a director of the Company. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Humphries has a direct or indirect material interest. There are no family relationships between Mr. Humphries and any of the directors or officers of the Company or any of its subsidiaries.

In connection with his appointment as Chief Executive Officer, the Company provided Mr. Humphries with an offer letter (the “Offer Letter”) pursuant to which Mr. Humphries has agreed to serve as the Company’s Chief Executive Officer on an at-will basis. Mr. Humphries will be entitled to the following compensation and benefits: (i) an annual base salary in the amount of £800,000; (ii) annual cash incentive compensation with a target of 200% of his annual base salary in accordance with the terms of the Company’s annual cash incentive compensation plan (prorated for his first year of employment); (iii) an equity award in the form of performance-based restricted stock units (“PSUs”) with a target value of $8,000,000, and a payout range from 0% to 200% of the target measured over a four-year performance cycle (the “New Hire Award”); (iv) an equity award consisting of time-based restricted stock units (“RSUs”) with a grant date value of $3,000,000, vesting in substantially equal quarterly installments over the three years following his start date (the “Buyout Award”); and (v) a cash sign-on bonus of $4,000,000 (the “Sign-on Bonus”), of which he must utilize $1,000,000 of the after-tax amount to purchase shares of Company common stock during the first open trading window after the Effective Date.

Of the New Hire Award, 50% will be payable based on the relative total stockholder return of the Company’s common stock compared to the return of the S&P 500 Information Technology Index over the four years starting on the Effective Date, as shown in the following table:

Performance	Relative Performance	% of Target Earned
Maximum	80th Percentile	200%
Target	50th Percentile	100%
Threshold	30th Percentile	50%

The other 50% of the New Hire Award will be payable based on the absolute total stockholder return of the Company’s common stock over the four years starting on the Effective Date, as shown in the following table:

Performance	Absolute Growth	% of Target Earned
Maximum	+100%	200%
Target	+50%	100%
Threshold	+25%	50%

Pursuant to the terms of the Offer Letter, Mr. Humphries is required to hold all shares of common stock received upon vesting of the Buyout Award and that he purchases using the after-tax amount of the Sign-on Bonus for four years following his start date. For the year 2020, the equity component of Mr. Humphries’ compensation will be equity awards with a target grant-date value of $8,000,000, of which 2/3rds will be PSUs and 1/3rd will be RSUs, which awards will be on the same terms as the annual equity awards provided for 2020 to the other senior executive officers of the Company. All such awards will be subject to the Company’s 2018 Incentive Award Plan and an award agreement issued thereunder. The Offer Letter provides that upon employment, Mr. Humphries will enter into an Executive Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreement in the form generally applicable to executive officers of the Company (filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2017), as will be modified to conform to local law and practices in London, England.

Current Chief Executive Officer Transition Agreement - Francisco D’Souza

On February 6, 2019, the Company also announced that Francisco D’Souza will step down as the Company’s Chief Executive Officer, effective April 1, 2019, and has agreed to serve as an advisor to the new Chief Executive Officer with the title of “Executive Vice Chairman” from April 1, 2019 through June 30, 2019 (the “Transition Period”).

In connection with Mr. D’Souza’s transition in role, on February 1, 2019, Mr. D’Souza and the Company entered into an amendment to his Executive Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreement (such employment agreement, Mr. D’Souza’s “Employment Agreement” and such amendment, the “Transition Agreement”). The Transition Agreement provides that, during the Transition Period, Mr. D’Souza will serve as a mentor and resource for Mr. Humphries and will help facilitate the transition in leadership. Mr. D’Souza will report to the Board. The Board has also agreed, subject to its fiduciary duties to the Company’s stockholders, to (i) nominate, and recommend shareholders vote for, Mr. D’Souza for election to the Board at the 2019 annual meeting and (ii) maintain Mr. D’Souza in the role of non-executive Vice Chairman of the Board through the 2020 shareholder meeting.

Pursuant to the Transition Agreement, Mr. D’Souza will be entitled to the following compensation and benefits for 2019: (i) an annual base salary in the amount of $750,000 (prorated to $375,000 for the expected six months of 2019 prior to the end of the Transition Period); (ii) a target annual bonus of $1,500,000 (prorated to $750,000 for the expected six months of 2019 prior to the end of the Transition Period) with a guaranteed payout at the target level and (iii) an equity award in the form of RSUs with a grant date value of $6,000,000, of which 25% will vest on March 31, 2019 and the remaining portion will vest on June 30, 2019 (the “New Award”). The New Award will be settled in four successive equal quarterly installments on March 31, 2019, June 30, 2019, September 30, 2019, and December 31, 2019. In addition, subject to Mr. D’Souza’s execution and non-revocation of a release of claims against the Company and his continued compliance with certain restrictive covenants, all of his outstanding equity awards will vest at the end of the Transition Period, except that PSUs for the 2018-2019 performance period, which have an ongoing performance period, will continue to be subject to the applicable performance-vesting criteria.

Upon early termination of the Transition Period by the Company without Cause or by Mr. D’Souza for Good Reason (as such terms are defined in Mr. D’Souza’s Employment Agreement, except with the addition of certain procedural protections to the Cause definition), or upon Mr. D’Souza’s death or disability, in any case, prior to June 30, 2019, Mr. D’Souza will receive the full salary, bonus and equity acceleration that he was entitled to had he remained employed as Executive Vice Chairman through June 30, 2019 (with certain modifications to the treatment of PSUs if there is a change in control of the Company or Mr. D’Souza dies), subject to his execution and non-revocation of a release of claims against the Company and his continued compliance with certain restrictive covenants.

The Transition Agreement also revises the non-competition and non-solicitation covenants in Mr. D’Souza’s Employment Agreement to shorten their duration from 12 months to nine months following the end of his employment with the Company and narrow their scope following the Transition Period so that they will apply only with respect to eight specified competitors (except that the non-solicitation covenant will continue to apply to the solicitation on behalf of any third party of employees at the level of vice president and above).

Current President Letter Agreement - Rajeev Mehta

On February 6, 2019, the Company also announced that Rajeev Mehta will step down as the Company’s President, effective on April 1, 2019, and will thereafter serve as an advisor to the new Chief Executive Officer from April 1, 2019 through May 1, 2019 (the “Separation Date”), at which point Mr. Mehta’s employment with the Company will terminate.

In connection with Mr. Mehta’s transition in role, on February 4, 2019, Mr. Mehta and the Company entered into an amendment to the Letter Agreement between Mr. Mehta and the Company, dated June 12, 2018 (the “First Letter Agreement” and such amendment, the “Second Letter Agreement”). Pursuant to the Second Letter Agreement, Mr. Mehta will remain an employee of the Company and will continue to receive his existing base salary and vesting of outstanding equity awards pursuant to their terms through the Separation Date. In addition, subject to Mr. Mehta’s execution and non-revocation of a release of claims against the Company and his continued compliance with certain restrictive covenants as set forth in his Executive Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreement dated February 27, 2018 (Mr. Mehta’s “Employment Agreement”), as modified by the First Letter Agreement, if he remains with the Company through the Separation Date: (i) he will receive in early 2020 a prorated bonus for 2019 based on the portion of 2019 that he is employed, (ii) his outstanding equity awards, excluding unvested RSUs that were part of the June 2018 grant to him pursuant to the First Letter Agreement, will vest, except that PSUs for the 2018-2019 performance period, which have an ongoing performance period, will continue to be subject to satisfaction of the applicable performance vesting criteria and will vest, if at all, on a prorated basis based on the portion of the performance period completed prior to the Separation Date (with certain modifications to the treatment of PSUs if there is a change in control of the Company prior to the Separation Date), and (iii) following the Separation Date, he will receive the cash severance benefits to which he would have been entitled upon a termination of employment by the Company without Cause (as defined in his Employment Agreement) as of the Separation Date under his Employment Agreement (an amount equal to his annual base salary, payable over a one-year period in installments, a lump-sum cash amount equal to his target annual cash incentive and 18 months of subsidized healthcare costs).

Item 7.01     Regulation FD Disclosure

On February 6, 2019, the Company issued a press release announcing the appointment of Mr. Humphries as the Company’s Chief Executive Officer and as a member of the Board, in each case effective April 1, 2019. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.*

Forward-Looking Statements

This Current Report on Form 8-K includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our plans and expectations surrounding the transition, timing, compensation and roles of Brian Humphries, Francisco D’Souza and Rajeev Mehta. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the failure of the new chief executive officer to join the Company in the timeframe expected, or at all, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Cognizant Technology Solutions Corporation, dated February 6, 2019.
99.2	Press Release of Cognizant Technology Solutions Corporation, dated February 6, 2019.

*
The information in Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Karen McLoughlin
Name:	Karen McLoughlin
Title:	Chief Financial Officer

Date: February 6, 2019